CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 74 to the Registration Statement (Form N-1A, No. 002-88566) of our report dated February 20, 2015, on the financial statements and financial highlights of Neuberger Berman Absolute Return Multi-Manager Portfolio, and our reports dated February 10, 2015, on the financial statements and financial highlights of Neuberger Berman Balanced Portfolio, Neuberger Berman Growth Portfolio, Neuberger Berman Guardian Portfolio, Neuberger Berman Large Cap Value Portfolio, Neuberger Berman Mid Cap Growth Portfolio, Neuberger Berman Mid Cap Intrinsic Value Portfolio, Neuberger Berman Short Duration Bond Portfolio, Neuberger Berman Socially Responsive Portfolio, Neuberger Berman International Equity Portfolio, Neuberger Berman Small Cap Growth Portfolio, included in the December 31, 2014 Annual Reports to Shareholders of Neuberger Berman Advisers Management Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts
 April 23, 2015